SECOND SUPPLEMENT TO
                                   APPENDIX A
                           OF THE CUSTODIAN AGREEMENT
                                    BETWEEN
                 THE INVESTMENT COMPANIES LISTED ON APPENDIX A
                                      AND
                         BROWN BROTHERS HARRIMAN & CO.
                              Dated:  July 1, 2001


Reference is hereby made to the Custodian Agreement currently in full force and effect between Brown Brothers Harriman & Co. (the "Custodian") and each of the investment companies listed on Appendix A thereto, including each of the investment companies (or series thereof) listed below (each a "Fund"). Each Fund has established a wholly owned subsidiary organized a Delaware corporation (each, the "Company") for the purpose of effecting the holding of certain portfolio investments, for which it desires a separate custody account. Each Company is set forth below next to its respective Fund.

FUND                                         COMPANY
Pioneer Global High Yield Fund               Blaze Holding GHYDF, Inc.
Pioneer High Yield Fund                      Blaze Holding HYDF, Inc.
Pioneer High Yield VCT Portfolio             Blaze Holding VICHYDF, Inc.
Pioneer Diversified High Income Trust        Blaze Holding PDHIT, Inc.
Pioneer High Income Trust                    Blaze Holding HINCT, Inc.

Pursuant to the terms of the Custodian Agreement, each Fund, each Company and the Custodian agree that the Custodian shall serve as custodian for each Company's assets in accordance with the terms of the Custodian Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Second Supplement to Appendix A to be executed in its name and on its behalf.


PIONEER SERIES TRUST VII, on behalf of its     BLAZE HOLDING GHYDF, INC.
series PIONEER GLOBAL HIGH YIELD FUND
PIONEER HIGH YIELD FUND                        BLAZE HOLDING HYDF, INC.
PIONEER VARIABLE CONTRACTS TRUST, on behalf    BLAZE HOLDING VICHYDF, INC.
of its series PIONEER HIGH YIELD VCT PORTFOLIO
PIONEER DIVERSIFIED HIGH INCOME TRUST          BLAZE HOLDING PDHIT, INC.
PIONEER HIGH INCOME TRUST                      BLAZE HOLDING HINCT, INC.

/s/ Christopher J. Kelley, Secretary           /s/ Christopher J. Kelley
By:                                            By:
Name: Christopher J. Kelley, Secretary         Name: Christopher J. Kelley,
                                               Secretary


BROWN BROTHERS HARRIMAN & CO.

/s/ Patricia R. Fallon
By:
Name: Patricia R. Fallon

Dated:     March 3, 2011